                                                                   EXHIBIT 10.54

                              EMPLOYMENT AGREEMENT


         This EMPLOYMENT AGREEMENT is entered into as of the 8th day of February 2002, by and between CIVCO Medical Instruments Co., Inc., an Iowa corporation ("Employer" or the "Company"), and ________________________ ("Employee"), a
resident of the State of Florida. In consideration of the mutual covenants contained in this Agreement, Employer agrees to employ Employee and Employee agrees to be employed by Employer upon the terms and conditions hereinafter set forth.

                                    ARTICLE I
                               TERM OF EMPLOYMENT

         The Employment Services (as defined in Section 2.1 of this Agreement) shall commence on the date of this Agreement and terminate as provided in
Article IV of this Agreement (the "Employment Period").

                                   ARTICLE II
                                     DUTIES

         2.1 Duties. Employee shall be employed with the title of _____________________________ of Employer and shall report to the Vice President of Minimally Invasive Technologies of Employer. Employee shall have such responsibilities and authority as are customarily performed by an employee in such position, including, but not limited to, those reasonable duties as may from time to time be assigned to Employee by Employer and the Agreed Upon Duties set forth in the immediately succeeding sentence (collectively, the "Employment Services"). Employee, together with [Other Employee] ("[Other Employee]") who is entering into a separate employment agreement with Employer as of the date hereof (the "[Other Employee] Employment Agreement"), shall be responsible for performing those duties set forth in Schedule I to this Agreement, which duties shall be allocated among or shared between Employee and [Other Employee] as Employee and [Other Employee] mutually agree (the "Agreed Upon Duties").

         2.2 Extent of Duties. Employee shall devote such portion of his working time, attention and efforts, equivalent to and consistent with Employee's past practice with Barzell Whitmore Maroon Bells, Inc. ("BWMB"), as outlined in
Schedule I, as shall be necessary to satisfactorily perform his duties as specified in Section 2.1 of this Agreement, including, but not limited to, the Agreed Upon Duties. Employee shall not, without the prior written consent of Employer, hold any other employment during the Employment Period and shall not engage in any other business (whether or not pursued for profit, gain or other advantage) or take any other positions which would, in the aggregate, require a material portion of his time and attention; provided, however, that Employee may continue to perform consulting services in the manner and as set forth in
Section 5.8 of this Agreement and in the event the Employee desires to reopen his medical practice, Employee may devote such portion of his working time, attention and efforts to his medical practice as is consistent with Employee's past medical practice prior to his disability.


                                   ARTICLE III
                                  COMPENSATION

         3.1 Incentive Compensation. Employee shall be entitled to receive annual incentive payments ("Annual Incentive Payments") for each of the years (each, a "Contract Year") during the five-year period (the "Incentive Period") commencing on the first Business Day of the calendar month in which the closing occurs pursuant to that certain Stock Purchase Agreement, dated as of February 7, 2002 (the "Stock Purchase Agreement"), among Employer, Employee and [Other Employee], equal to Employee's Pro Rata Share (as defined in Section 3.2) of an amount equal to the product of (i) 0.20 times (ii) the amount by which the Gross Profit of the Business (as such term is defined in the Stock Purchase Agreement) of the Company, for such Contract Year exceeds the Annual Gross Profit Baseline of the Business set forth below for such Contract Year. An example setting forth the calculation of Milestone Payments pursuant to the Stock Purchase Agreement and Annual Incentive Payments pursuant to this Agreement is set forth in
Schedule II to this Agreement, however, the inclusion of such example is for purely illustrative purposes only and, in the case of any conflict between such example and the terms of the Stock Purchase Agreement (in the case of the Milestone Payments) or the terms of this Agreement (in the case of the Annual Incentive Payments), the Stock Purchase Agreement or this Agreement, as the case may be, shall govern.


         CONTRACT YEAR     ANNUAL GROSS PROFIT BASELINE
         -------------     ----------------------------
         Year 1                     $1,320,000
         Year 2                     $1,920,000
         Year 3                     $2,220,000
         Year 4                     $2,820,000
         Year 5                     $3,300,000

         Notwithstanding the foregoing, Annual Incentive Payments for any Contract Year shall only be payable if Employee and [Other Employee], together, have (or, in the alternative, if either Employee or [Other Employee], individually, has) materially performed the Agreed Upon Duties, consistent with Employee and [Other Employee]'s past practice with BWMB, to the satisfaction of the Company during such Contract Year; provided, however that in the event at any time during such Contract Year the Employer is not satisfied with the performance of the Agreed Upon Duties, the Company shall immediately provide Employee and [Other Employee] with written notice specifically describing the Agreed Upon Duties not being performed to the satisfaction of the Company and the opportunity to cure within twenty (20) days (the "Notice").. Until such time as Employee and [Other Employee] receive Notice, there shall be a presumption that

Employee and [Other Employee] have materially performed the Agreed Upon Duties to the satisfaction of the Company during such Contract Year, and in the event the Company provides Notice to Employee and [Other Employee] during the Contract Year and Employee and [Other Employee] fail to cure within the twenty (20) day period, the Annual Incentive Payment for such Contract Year shall be pro-rated and paid to Employee and [Other Employee] for the portion of such Contract Year prior to the receipt of the Notice.

         Within forty-five (45) days of the end of each Contract Year during the Incentive Period, the Company, at its sole cost and expense, shall prepare and deliver to Employee (i) an income statement of the Company for such Contract Year (the "Contract Year Income Statement"), prepared in accordance with generally accepted accounting principles, applied on a basis consistent with the Company's accounting practices and (ii) a written statement (the "Gross Profit Statement") prepared by the Vice President Finance and Administration of the Company certifying the amount of Gross Profit of the Business and the amount of any Annual Incentive Payment for such Contract Year, and setting forth the calculation of such amounts.

         If, within fifteen (15) Business Days following delivery of the Contract Year Income Statement and Gross Profit Statement to Employee, Employee shall not have given Employer notice of his objection to any of the computations therein (which notice shall contain a statement of the basis of such objection), then the Gross Profit of the Business and the Annual Incentive Payment reflected in the Gross Profit Statement will be final and binding upon Employee and Employer, absent manifest error. If Employee gives notice to Employer of his objection, and the parties are unable to resolve the issues in dispute within thirty (30) days after delivery of such notice of objection, such issues will be submitted to Andersen, LLP, certified public accountants (the "Accountants") for resolution. In the course of resolving any issues so submitted to the Accountants, the Accountants may refer to the example setting forth the calculation of Milestone Payments and Annual Incentive Payments set forth in
Schedule II, however, in the case of any conflict between such example and the terms of the Stock Purchase Agreement (in the case of the Milestone Payments) or the terms of this Agreement (in the case of the Annual Incentive Payments), the Stock Purchase Agreement or this Agreement, as the case may be, shall govern. If any such disputed issues are submitted to the Accountants for resolution, (x) each party will furnish to the Accountants such workpapers and other documents and information relating to the disputed issues as the Accountants may request and are available to that party (or its independent public accountants), and will be afforded the opportunity to present to the Accountants any material relating to such issues and to discuss the same with the Accountants; (y) the computation of the Gross Profit of the Business and the Annual Incentive Payment (if any) for the applicable Contract Year by the Accountants, as set forth in a notice delivered to all parties by the Accountants, will be binding and conclusive on the parties; and (z) the fees of the Accountants for such determination will be borne 50% by Employer and 50% by Employee.

         Subject to Section 3.2, the Annual Incentive Payment (if any) due and payable to Employee for such Contract Year shall be paid by Employer promptly within fifteen (15)

Business Days of the Employee's receipt of the Contract Year Income Statement and Gross Profit Statement. In the event the Employee objects to the Contract Year Income Statement and the calculation of the Annual Incentive Payment as reflected in the Gross Profit Statement pursuant to the preceding paragraph, any additional Annual Incentive Payments due as determined in the Accountant's final computation of Gross Profit of the Business, shall be paid within five (5) Business Days of receipt of the Accountant's final computation of Gross Profit of the Business.

         3.2 Employee's Pro Rata Share. As used in Section 3.1, the term "Employee's Pro Rata Share" means fifty percent (50%), unless Employee and [Other Employee] notify the Company in writing that a different percentage should be used for purposes of allocating any Annual Incentive Payments to Employee pursuant to Section 3.1 of this Agreement and any annual incentive payments pursuant to Section 3.1 of the [Other Employee] Employment Agreement (the "[Other Employee] Incentive Payments" and, together with the Annual Incentive Payments, the "Payments"). If Employee and [Other Employee] disagree as to the appropriate allocation of any Payments, then, upon written notice (the "Dispute Notice") from Employee or [Other Employee] to such effect, the Company shall cease making any Payments pursuant to Section 3.1 of this Agreement and
Section 3.1 of the [Other Employee] Employment Agreement, until such dispute has been resolved in accordance with this Section 3.2 and Section 3.2 of the [Other Employee] Employment Agreement. If Employee and [Other Employee] are unable to resolve any such dispute within thirty (30) days after a Dispute Notice is delivered to the Company, then such dispute shall be submitted for resolution to an arbitrator (the "Arbitrator") mutually selected by Employee and [Other Employee] (or, if they are unable to agree, an Arbitrator selected by the Company), whose determination shall be conclusive and binding. The fees and expenses of any Arbitrator shall be borne equally by Employee and [Other Employee]. The Company shall resume making Payments pursuant to Section 3.1 of this Agreement and Section 3.1 of the [Other Employee] Employment Agreement upon written notice (the "Resolution Notice") from Employee and [Other Employee], or from the Arbitrator, setting forth the resolution of the dispute. Employee agrees that during the period commencing on the date of the Dispute Notice and ending on the date the Company receives the Resolution Notice, the Company shall have no liability to make any payments to Employee pursuant to Section 3.1.

         3.3 Payment Limit. If, at any time during the Purchase Period (as such term is defined in the Stock Purchase Agreement), the sum of (i) the Milestone Payments (as such term is defined in the Stock Purchase Agreement) payable pursuant to the Stock Purchase Agreement, plus (ii) the Annual Incentive Payments payable pursuant to this Agreement, plus (iii) the [Other Employee] Incentive Payments payable pursuant to the [Other Employee] Employment Agreement shall exceed the Incentive Cap (as hereinafter defined) for such Contract Year, then the next Milestone Payment (if any) shall be reduced to the extent of such excess; provided, however, that for purposes of calculating any taxes due on such payments, Employee and Employer agree that any such reduction shall be deemed to first be a reduction in Annual Incentive Payments (with a corresponding reduction in [Other Employee] Incentive Payments) and thereafter to be a reduction in Milestone Payments. As used herein, the term "Incentive Cap" means, with respect to any Contract Year, the sum of the then applicable total Milestone Payments made to Employee and [Other Employee] since the Closing Date (as such term is defined in the Stock Purchase Agreement), plus 20% of the actual cumulative gross margin that then exceeds the applicable Cumulative Annual Gross Margin Baseline for such Contract Year.

                  CONTRACT YEAR     CUMULATIVE ANNUAL GROSS MARGIN BASELINE
                  -------------     ---------------------------------------
                  Year 2                    $3,240,000
                  Year 3                    $5,460,000
                  Year 4                    $8,280,000
                  Year 5                    $11,580,000



         3.4 Benefits. Employee shall be entitled to participate in all of Employer's Employee benefit plans and Employee benefits, including any retirement, pension, insurance, hospitalization, dental, vacation, paid holiday, or other plans and benefits, but not including bonus or incentive plans, which now may be in effect or which may hereafter be adopted, it being understood that Employee shall have the same rights and privileges to participate in such plans and benefits as other Employees.

         3.5 Expenses. Employee shall be entitled to reimbursement for all reasonable expenses incurred by Employee in the performance of his duties hereunder, provided all requests for reimbursement comply with Employer's current policies regarding expense reimbursement.


                                   ARTICLE IV
                            TERMINATION OF EMPLOYMENT

         4.1 Termination. The Employment Period shall continue until the earlier of (a) the fifth anniversary of the date of this Agreement, (ii) Employee's death, (iii) Employee's disability, which shall be deemed to occur in the event Employee is unable to perform the Employment Services for ninety (90) days in any 12-month period, (iv) Employee's termination for "Cause" (as hereinafter defined) or (v) ninety (90) days after Employee gives notice that he desires to terminate the Employment Period. For purposes of this Agreement, "Cause" shall mean:

               (i) fraud, embezzlement, theft or dishonesty by Employee reasonably suspected by Employer;

               (ii) negligent or willful misconduct or dereliction of duty by Employee; provided, however, that no discharge shall be deemed for Cause under this clause (ii) unless Employee shall have first received written notice from Employer advising Employee of the specific acts or omissions alleged to constitute such negligent or willful misconduct, and such misconduct continues uncured by Employee for a period of twenty (20) days;

               (iii) a material breach by Employee of the terms of this Agreement and a failure by Employee to cure such breach within twenty (20) days after receiving written notice from Employer advising Employee of the action allegedly resulting in the material breach; or

               (iv) a felony by Employee or other acts or omissions by Employee which are materially injurious to Employer or any of its Affiliates (as such term is defined in the Stock Purchase Agreement).

         4.2 Payments upon Termination. If the Employment Period is terminated by Employee or by Employer's termination for Cause, Employee shall be entitled to receive any Annual Incentive Payments not yet paid, but payable under Section
3.1 for the Contract Year prior to the year of Employee's termination of employment (but shall not be entitled to any Annual Incentive Payments for the Contract Year in which his employment is terminated), together with any benefits for Employment Services rendered through the date the termination is effective, at the rate and upon the conditions then in effect. If the Employment Period is terminated by Employee's death or disability, or if the Employment Period is terminated without Cause, Employee shall be entitled to receive, in addition to the payment of the amounts and benefits set forth in the immediately preceding sentence, Employee's pro rata share of any Annual Incentive Payments payable for the Contract Year of Employee's termination of employment based on the portion of such year of termination that Employee was employed by Employer. All amounts for incentive compensation due to Employee under this Section shall be paid at the time and in the manner contemplated by Article III of this Agreement.


                                    ARTICLE V
                        NON-COMPETITION; CONFIDENTIALITY

         5.1 Non-Compete. Employee acknowledges that in the course of Employee's employment with Employer and BWMB, he has, prior to the date of this Agreement, and will during the Employment Period, become familiar with BWMB's and certain of Employer's trade secrets, business plans and business strategies and with other confidential business information concerning BWMB and Employer, including but not limited to, information concerning suppliers of hardware and software and other aspects of information processing technology, prices, terms, inventions, discoveries, concepts, ideas, processes, methods, formulas, techniques, data, data bases and improvements thereof, and information relating to research, development, inventions, purchasing, merchandising and marketing of Employer and BWMB ("Confidential Information"). Employee's services have been and shall be of special, unique and extraordinary value to BWMB and Employer. Employee also acknowledges that in the course of his employment he will have access to relationships and goodwill with BWMB's and Employer's customers, suppliers and employees. In addition, Employee has entered into the Stock Purchase Agreement. In connection with entering into the Stock Purchase Agreement, Employee will receive payments from Employer or Employer's affiliates in respect of Employee's Company Shares (as such term is defined in the Stock Purchase Agreement), in addition to the Milestone Payments set forth in the Stock Purchase Agreement and the Annual Incentive Payments set forth in this Agreement.

         At any time after the date of this Agreement, Employee shall not, directly or indirectly, use, sell, disseminate, disclose, lecture upon or publish articles concerning any Confidential Information or trade secrets of Employer or BWMB, their subsidiaries or their clients. At the end of the Employment Period, Employee will surrender to Employer all Confidential Information, and any copies thereof, then in Employee's possession. This Agreement shall apply to all of Employer's, BWMB's and their subsidiaries' and clients' Confidential Information as long as the Confidential Information is not generally known or used in the industry in which the disclosing party does business or those trade secrets that are made public through publication, or product announcement by Employer, BWMB or their clients.

         In light of Employee's value to and knowledge of BWMB and Employer's minimally invasive technology business and Employee's receipt of payments for the Company Shares and any Milestone Payments and Annual Incentive Payments, Employee agrees that, during the Employment Period and for a period of three (3) years thereafter (the "Non-Compete Period"), Employee will not, in association with or as an officer, principal, member, advisor, agent, partner, director, material stockholder, employee or consultant of any corporation (or sub-unit, in the case of a diversified business) or other enterprise, entity or association, work on the acquisition or development of, or engage in any line of business, property or project which is, directly or indirectly, competitive with any business that BWMB or Employer's minimally invasive technology business engages in or, to Employee's knowledge is planning to engage in during the Employment Period, including but not limited to the Business (as such term is defined in the Stock Purchase Agreement). Such restriction shall cover Employee's activities anywhere in the world.

         5.2 Non-Solicitation. During the applicable Non-Compete Period, Employee will not solicit or induce any person who is or was employed by Employer or any of Employer's affiliates, including BWMB, at any time during such term or period (A) to interfere with the activities or businesses of Employer or any such affiliate or (B) to discontinue his employment with Employer or any of its affiliates, nor shall Employee employ any such person.

         5.3 No Interference. During the applicable Non-Compete Period, Employee will not, directly or indirectly, influence or attempt to influence any customers, distributors or suppliers of Employer or any of its affiliates, including BWMB, to divert their business to any competitor of Employer or any such affiliate or in any way interfere with the relationship between any such customer, distributor or supplier and Employer and any such affiliate (including, without limitation, making any negative statements or communications about Employer and its affiliates that negatively effects Employer and its affiliates). During the applicable Non-Compete Period, Employee will not, directly or indirectly, acquire or attempt to acquire any business in the world that competes with or is substantially related to the Business and to which Employer or any affiliate of Employer, prior to the termination of the Employment Period, has made an acquisition proposal relating to the possible acquisition of such business by Employer or such affiliate, or, to Employee's knowledge, has planned, discussed or contemplated making such an acquisition proposal (such business, an "Acquisition Target"), or take any action to induce or attempt to induce any Acquisition Target to consummate any acquisition, investment or other similar transaction with any person other than Employer or such Affiliate.

         5.4 Inventions. Employee agrees to promptly communicate and disclose to Employer the complete details of any invention made or conceived by Employee whether or not during stated working hours of Employer or with use of Employer's facilities, materials, or personnel either solely or jointly with others during the Employment Period. Invention means any discovery, idea, improvement or know how, whether patentable or not. Employee agrees that any invention made or conceived by him during the Employment Period and any improvement on any such invention, during or subsequent to the Employment Period, shall be assigned (and hereby is assigned) to Employer or a third party designated by Employer and shall become the sole and exclusive property of Employer; provided, however, that this agreement to assign rights to certain inventions to Employer does not apply to any invention for which no equipment, supplies, facility or trade secret information of Employer was used and which was developed entirely on Employee's own time, and (1) which does not relate (a) directly to the business of Employer or (b) to Employer's actual or demonstrably anticipated research or development, or (2) which does not result from any work performed by Employee for Employer. Employee also agrees that any invention made or conceived by Employee during Employee's past employment with BWMB prior to the date of this Agreement and any improvement on any such invention, during or subsequent to such employment, shall be assigned (and hereby is assigned) to Employer or a third party designated by Employer and shall become the sole and exclusive property of Employer; provided, however, that this agreement to assign rights to certain inventions to Employer does not apply to any invention for which no equipment, supplies, facility or trade secret information of BWMB was used and which was developed entirely on Employee's own time, and (1) which does not relate (a) directly to the business of Employer or BWMB or (b) to Employer's actual or demonstrably anticipated research or development, or (2) which does not result from any work performed by Employee for BWMB. Employee acknowledges that all original works of authorship which are made by Employee (solely or jointly with others) within the scope of his employment with Employer and which are protectable by copyright are "works made for hire," pursuant to the United States Copyright Act (17 U.S.C. Section 101). Employee further agrees to assist Employer during and subsequent to the Employment Period entirely at Employer's expense, which shall be reasonable, in obtaining patents or intellectual property rights for Employee's inventions in any and all countries and to execute all patent applications and assignments related to Employee's inventions.

         5.5 Reasonable Restrictions. Employee understands that the provisions of Sections 5.1, 5.2, 5.3 and 5.4 hereof may limit his ability to earn a livelihood in a business similar to the business in which he is involved, but as a member of the management group of Employer he nevertheless agrees and hereby acknowledges that
(i) such provisions do not impose a greater restraint than is necessary to protect the goodwill or other business interests of Employer and any of Employer's Affiliates; (ii) such provisions contain reasonable limitations as to time, scope of activity, and geographical area to be restrained; and (iii) the consideration provided hereunder and under the Stock Purchase Agreement is sufficient to compensate Employee for the restrictions contained in Section 5.1, 5.2, 5.3 and 5.4 hereof. In consideration of the foregoing and in light of Employee's education, skills and abilities, Employee agrees that he will not assert that, and it should not be considered that, any provisions of Sections 5.1, 5.2, 5.3 or 5.4 otherwise are void, voidable or unenforceable or should be voided or held unenforceable.

         5.6 Enforcement. If, at the time of enforcement of Article V of this Agreement, a court shall hold that the duration, scope, or area restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area and that the court shall be allowed and directed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law. Employee acknowledges that, as a key employee of Employer's minimally invasive technology business and of BWMB, he has access to Employer's and BWMB's confidential business information and his services are unique to Employer and its affiliates, including BWMB. Employee therefore agrees that the remedy at law for any breach by him of any of the covenants and agreements set forth in
Article V will be inadequate and that in the event of any such breach, Employer may, in addition to the other remedies which may be available to it at law, apply to any court of competent jurisdiction to obtain specific performance and/or injunctive relief prohibiting Employee (together with all those persons associated with him) from the breach of such covenants and agreements and to enforce, or prevent any violations of, the provisions of this Agreement. In addition, in the event of an alleged breach or violation by Employee of this
Article V, the applicable Non-Compete Period set forth in this Article V shall be tolled until such breach or violation has been cured.

         5.7 Inducement by Employee. Each of the covenants of this Article V are given by Employee as part of the consideration for this Agreement and as an inducement to Employer to enter into this Agreement and accept the obligations hereunder and is a material inducement to Employer to purchase the outstanding capital stock of BWMB pursuant to the Stock Purchase Agreement.

         5.8 Certain Consulting Services by Employee. Notwithstanding the foregoing Sections of Article II and this Article V, Employer and Employee acknowledge and agree that Employee shall be permitted to continue Employee's consulting services for OEMs (original equipment manufacturers) that involve products, technologies or clinical applications relating to the Business consistent with past practice, provided the consulting services do not involve products or technologies that compete with or represent a conflict of interest with the products or technologies of the Business. In addition, Employer and Employee acknowledge and agree that Employee shall be permitted to continue Employee's consulting services with Boston Scientific Corporation and shall be permitted to perform drug studies in the ordinary course of Employee's medical practice, in the event the Employee returns to the practice of medicine during the Employment Period. Employee has disclosed to Employer all current consulting relationships and has provided all current consulting agreements. Employee shall not enter into any new consulting relationship without the prior approval of Employer, which approval shall not be unreasonably withheld, other than for drug studies in the ordinary course of Employee's medical practice, in the event that Employee returns to the practice of medicine during the Employment Period, and additional consulting agreements with Boston Scientific Corporation consistent with past practices of Employee.


                                   ARTICLE VI
                               GENERAL PROVISIONS

         6.1 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

         6.2 Arbitration. Any and all disputes arising under or related to this Agreement which cannot be resolved through negotiations between the parties shall be submitted to binding arbitration. If the parties fail to reach a settlement of their dispute within fifteen (15) days after the earliest date upon which one of the parties notified the other(s) of its desire to attempt to resolve the dispute, then the dispute shall be promptly submitted to arbitration by a single arbiter through the Judicial Arbiter Group ("JAG"), any successor of the Judicial Arbiter Group, or any similar arbitration provider who can provide a former judge to conduct such arbitration if JAG is no longer in existence, or an arbiter appointed by the court. The arbiter shall be selected by JAG or the court on the basis, if possible, of his or her expertise in the subject matter(s) of the dispute. The decision of the arbiter shall be final, non-appealable and binding upon the parties, and it may be entered in any court of competent jurisdiction. The arbitration shall take place in Denver, Colorado. The arbitrator shall be bound by the laws of the State of Florida applicable to the issues involved in the arbitration and all Iowa rules relating to the admissibility of evidence, including, without limitation, all relevant privileges and the attorney work product doctrine. All such discovery shall be completed in accordance with the time limitations prescribed in the Iowa Rules of Civil Procedure, unless otherwise agreed by the parties or ordered by the arbitrator on the basis of strict necessity adequately demonstrated by the party requesting an extension or reduction of time. The arbitrator shall have the power to grant equitable relief where applicable under Florida law. The arbitrator shall issue a written opinion setting forth her or his decision and the reasons therefor within thirty (30) days after the arbitration proceeding is concluded. The obligation of the parties to submit any dispute arising under or related to this Agreement to arbitration as provided in this Section shall survive the expiration or earlier termination of this Agreement. Notwithstanding the foregoing, pending the conclusion of an arbitration proceeding, Employer may seek and obtain an injunction or other appropriate relief from a court of competent jurisdiction to prohibit the violation of the non-competition and confidentiality provisions set forth in Article V of this Agreement, but no such application to a court shall in any way be permitted to stay or otherwise impede the progress of the arbitration proceeding.

         6.3 Entire Agreement. This Agreement supersedes any and all other Agreements, whether oral or in writing, between the parties with respect to the employment of Employee by Employer, excluding any non-disclosure/confidentiality agreements previously entered into between Employee and Employer. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by either party, or anyone acting on behalf of any party, that are not embodied in this Agreement, and that no agreement, statement, or promise not contained in this Agreement shall be valid or binding.

         6.4 Successors and Assigns. This Agreement, all terms and conditions hereunder, and all remedies arising herefrom, shall inure to the benefit of and be binding upon Employer, any successor in interest to all or substantially all of the business and/or assets of Employer, and the heirs, administrators, successors and assigns of Employee. Except as provided in the preceding sentence, the rights and obligations of the parties hereto may not be assigned or transferred by either party without the prior written consent of the other party.

         6.5 Notices. For purposes of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed as follows:

         If to Employee:   at his last known address as reflected in the
                           Employer's personnel files

         With a copy to:   David S. Band
                           Abel, Band, Russell, Collier
                           Pitchford & Gordon, Chartered
                           P.O. Box 44948
                           Sarasota, Florida 34230

         If to Employer:   CIVCO Medical Instruments Co., Inc.
                           102 First St. South
                           Kalona, IA 52247
                           Phone: (319) 656-4447
                           Fax:   (319) 656-4451

         with a copy to:   Colorado MEDtech, Inc.
                           Attn:  General Counsel
                           6175 Longbow Drive
                           Boulder, CO 80301
                           Phone: (303) 530-2660
                           Fax:   (303) 581-1010
         and a copy (which shall not constitute notice) to:

                           James L. Palenchar, Esq.
                           Bartlit Beck Herman Palenchar & Scott
                           1899 Wynkoop Street, Suite 800
                           Denver, CO  80202
                           Phone: (303) 592-3111
                           Fax:   (303) 592-3140

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

         6.6 Severability. If any provision of this Agreement is prohibited by or is unlawful or unenforceable under any applicable law of any jurisdiction as to such jurisdiction, such provision shall be ineffective to the extent of such prohibition without invalidating the remaining provisions hereof.

         6.7 Section Headings. The section headings used in this Agreement are for convenience only and shall not affect the construction of any terms of this Agreement.

         6.8 Survival of Obligations. Termination of this Agreement for any reason shall not relieve Employer or Employee of any obligation accruing or arising prior to such termination.

         6.9 Amendments. No waiver or modification of this Agreement or any covenant, condition, or limitation herein contained shall be valid unless in writing and duly executed by the party to be charged therewith, and no evidence of any waiver or modification shall be offered or received in evidence of any proceeding, arbitration or litigation between the parties hereto arising out of or affecting this Agreement, or the rights or obligations of the parties hereunder, unless such waiver or modification is in writing, duly executed as aforesaid.

         6.10 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute only one legal instrument. This Agreement shall become effective when copies hereof, when taken together, shall bear the signatures of both parties hereto. It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

         6.11 Fees and Costs. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys fees, costs and necessary disbursements in addition to any other relief to which that party may be entitled.

         IN WITNESS WHEREOF, Employer and Employee have entered into this Employment Agreement as of the date first above written.


"EMPLOYER"

CIVCO MEDICAL INSTRUMENTS, CO., INC.


By:______________________________
Name:
Title:



"EMPLOYEE"


_________________________________

                                   Schedule I

                        AGREED UPON DUTIES OF [EMPLOYEE]

1. Identify unsatisfied clinical needs while performing medical procedures, during interactions with clinical luminaries or in discussions with OEM customers.

2. Participate in the development of products to satisfy identified clinical needs including product research and development, market research, sales forecasting and product pricing strategies.

3.       Assist in prioritizing new product opportunities.

4. Assist in the development and implementation of clinical procedure/product reimbursement strategies.

5. Recruit scientific advisory committees and build a strong clinical luminary network for the purposes of discovering new product opportunities and performing clinical evaluations on new and existing products.

6. Assist in conducting clinical testing and validation of Minimally Invasive Technology of Barzell Whitmore Maroon Bells ("BW"), including clinical applications of BW products during time spent at Dr. Whitmore's medical practice, in the event Dr. Whitmore desires to reopen his medical practice.

7. Participate in and/or present medical white papers regarding BW Minimally Invasive Products and the medical procedures they support.

8. Attend all appropriate meetings at BW or CIVCO, including but not limited to; design reviews, product development meetings, strategic and business planning meetings and annual business reviews.

                                   Schedule II

                                     EXAMPLE

SCHEDULE OF EMPLOYMENT AGREEMENTS

        The following schedule of details of the two Employment Agreements is provided in accordance with Instruction 2 to Item 601 of Regulation S-K. One (1) Employment Agreement has been made for each person listed in the table below, and each document is substantially identical in all material respects to the form preceding this schedule except with respect to the details provided in the table below.

               NAME                                             TITLE
               ----                                             -----
Willet F. Whitmore III               Director of Product Design and Development

Winston E. Barzell                   Director of Product Concepts, Design and Clinical
                                     Applications